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 DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES



                         EXHIBIT 21
                        SUBSIDIARIES

DHRG Northeast, Inc.                               Texas
DHRG of California, Inc.                           Texas
Information Systems Consulting Corp.               Texas
Management Alliance Corporation                    Texas
Management Alliance Group
   of Independent Consultants, Inc.                Texas
Preferred Funding Corporation                      Texas
EMSR, Inc.                                         Texas
Train International                                Texas
TNI, Inc.                                          Texas
Healthcare Resources, Inc.                         Texas
Power Industry Personnel, Inc.                     Connecticut
Power & Electronics Personnel, Inc.                Delaware
Power Services, Inc.                               South Carolina
Pacific Power Services, Inc.                       Washington
Western Power Services                             Washington
Northeast Power & Electronics                      New York
Mid-Atlantic Power Services                        Virginia
Technical Careers of Pennsylvania                  Pennsylvania
Western Technical Careers, Inc.                    Arizona

       All of the above listed companies are wholly owned subsidiaries.

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